EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO FURNISHED PURSUANT TO

18 U.S.C. § 1350,

AS ADOPTED PURSUANT TO

§ 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Ikanos Communications, Inc. (the “Company”) for the quarterly period ended April 3, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of John H. Quigley, President and Chief Executive Officer of the Company, and Dennis Bencala, Chief Financial Officer and Vice President of Finance of the Company, hereby certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

IKANOS COMMUNICATIONS, INC.

Dated: May 5, 2011	By:	/s/ John H. Quigley
John H. Quigley
President and Chief Executive Officer
(Principal Executive Officer)

Dated: May 5, 2011	By:	/s/ Dennis Bencala
Dennis Bencala
Chief Financial Officer and Vice President of Finance
(Principal Financial and Accounting Officer)